Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE ANNOUNCES STRATEGIC

ALLIANCE WITH FOSUN PHARMA

•                  Nature’s Sunshine enters China, the fastest growing direct selling market in the world, with local strategic partner

•                  Companies will form a joint venture to market and distribute Nature’s Sunshine and Synergy products in China through an innovative multi-channel approach

•                  Fosun Pharma will acquire approximately 15% stake in Nature’s Sunshine, underscoring confidence in its global growth opportunities

•                       Proceeds of Fosun Pharma investment will fund China market entry and $1.50 per share special one-time cash dividend upon transaction closing

LEHI, Utah, June 26, 2014 — Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, and Shanghai Fosun Pharmaceutical (Group) Co., Ltd.  (“Fosun Pharma”; stock code: 600196-SH 2196.HK), a leading healthcare company in the People’s Republic of China (“China”), announced today the signing of definitive agreements with respect to the formation of a China joint venture to market and distribute Nature’s Sunshine and Synergy products in China and an investment by Fosun Pharma of approximately $46.3 million in Nature’s Sunshine common stock to be issued pursuant to a private placement transaction. Nature’s Sunshine intends to use the net proceeds of the private placement transaction to fund its share of the China joint venture and pay a special one-time cash dividend of $1.50 per share contingent upon transaction closing.  The parties anticipate closing the joint venture and private placement transaction in the third quarter of 2014, subject to customary closing conditions including the receipt of required regulatory approvals.

“I am pleased to announce a multi-faceted strategic alliance with Fosun Pharma,” commented Gregory L. Probert, Chairman and Chief Executive Officer of Nature’s Sunshine Products.  “Our agreement represents the first transaction in which Fosun Pharma has coupled a major ownership position with the formation of a joint venture. The joint venture is also the first of its kind between a U.S. company and a Chinese company for direct selling products in China, and represents a significant competitive differentiator in the marketplace.  We view this joint transaction as both a testament to the strength of our existing business as well as Fosun Pharma’s confidence in our ability to establish a substantial business in China.  It marks a significant step forward in our transformation to a global organization with multiple brands and distribution channels.”

Mr. Probert continued, “Entering the Chinese market is a logical next step in our growth strategy. Our alliance with Fosun Pharma gives Nature’s Sunshine access to this important market through an innovative, differentiated model with a strong local partner.  The $15.6 billion vitamin, mineral and supplement (“VMS”) category in China is experiencing tremendous growth. Through our joint venture with Fosun Pharma, we will enter both the Chinese direct selling market, the third largest and fastest growing direct selling market in the world, with our Synergy brand, as well as the Chinese retail channel with our Nature’s Sunshine brand.

Mr. Probert concluded, “We believe that the net present value of the joint venture combined with the return of excess capital to shareholders will be highly accretive to shareholder value. Partnering with Fosun Pharma instead of entering China independently will maximize shareholder value through a more robust revenue and lower cost model, faster speed to market and reduced execution risk. While we expect the business will take two to three years to reach critical scale, we expect that China will be an essential driver of our long-term growth and be one of our top two markets within 5 years.”

Mr. Chen Qiyu, Chairman of Fosun Pharma commented, “Our partnership with Nature’s Sunshine highlights our commitment to investing in companies that can deliver value in rapidly growing business segments in China and internationally. Similar to Fosun Pharma, Nature’s Sunshine is dedicated to R&D and science-based innovation. Over their 42-year history, Nature’s Sunshine has developed an extensive product portfolio aimed at addressing a number of health issues and ailments afflicting people around the world.  We look forward to bringing their high-quality products to China.”

Mr. Chen continued, “Our partnership with Nature’s Sunshine is unique, bringing together our U.S. and Chinese multi-national organizations to enter the Chinese VMS market.  Through a multi-brand, multi-channel approach, we will offer Nature’s Sunshine products through our Fosun Pharma retail locations and Synergy products through a direct selling model.  This approach best positions us to capture the significant opportunity in one of the largest and fastest growing markets in China.”

Joint Venture

Nature’s Sunshine and Fosun Pharma have agreed to enter into a joint venture in China which will be owned 80% by Nature’s Sunshine and 20% by a wholly-owned subsidiary of Fosun Pharma. The joint venture will be capitalized initially with $16 million from Nature’s Sunshine and $4 million from Fosun Pharma.  The launch of the joint venture is subject to customary conditions, including regulatory approvals by the Chinese government.

The joint venture, known as Nature’s Sunshine Hong Kong Limited, expects to begin marketing and distributing Nature’s Sunshine products in China following the receipt of required regulatory approvals.  Nature’s Sunshine Hong Kong Limited currently anticipates deploying a multi-brand, multi-channel go-to-market strategy that offers select Nature’s Sunshine branded products through Fosun Pharma’s existing retail locations across China, and select Synergy branded products through a direct selling model.  The time to market will be dependent upon regulatory processes including product registration and permit approvals.

Private Placement of Common Stock

Pursuant to a private placement transaction, Nature’s Sunshine has agreed to issue approximately 2.86 million shares of unregistered common stock to Fosun Pharma at a price of $16.19 per share, representing aggregate proceeds to Nature’s Sunshine of approximately $46.3 million. The purchase price represents an approximate 10% premium to Nature’s Sunshine’s average stock price over the trailing 30 business day period.  Upon the closing of the sale, Fosun Pharma will own approximately 15% of Nature’s Sunshine outstanding common shares. Nature’s Sunshine has granted Fosun Pharma certain registration rights with respect to the private placement shares.  In addition, Nature’s Sunshine has agreed to appoint one director designated by Fosun Pharma to its board of directors.  The issuance and sale of the shares is subject to customary closing conditions, including the consummation of the joint venture transaction and is expected to close concurrently with the joint venture transaction.

Moelis & Company acted as exclusive financial advisor and placement agent and Latham & Watkins LLP acted as legal advisor to the Company in connection with the transaction.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ:NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 700,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has three reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas, Asia Pacific and Europe; NSP Russia, Central and Eastern Europe; and Synergy WorldWide). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

About Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Established in 1994, Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) is a leading listed company in China’s pharmaceutical industry and was listed on Shanghai Stock Exchange in August 1998 and on the Main Board of the Stock Exchange of Hong Kong Limited in October 2012 (stock code: 600196-SH, 02196-HK). Its main business includes pharmaceutical manufacturing, distribution and retail; healthcare services; diagnostic products and medical devices. For more information, please visit www.fosunpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain information included or incorporated herein by reference in this release may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Nature’s Sunshine Products’ objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are more fully described in this release, but include the following:

•                  the receipt of required regulatory approvals with respect to the transactions with Fosun Pharma and the compliance with the other conditions precedent to the closing of the transactions;

•                  any negative consequences resulting from the economy, including the availability of liquidity to Nature’s Sunshine Products, its customers and its suppliers or the willingness of its customers to purchase products;

•                  the Company’s relationship with, and its ability to influence the actions of, its Distributors;

•                  improper action by Nature’s Sunshine Products’ employees or Distributors;

•                  negative publicity related to its products or direct selling organization;

•                  changing consumer preferences and demands;

•                  the Company’s reliance upon, or the loss or departure of any member of, its senior management team which could negatively impact its Distributor relations and operating results;

•                  the competitive nature of Nature’s Sunshine Products’ business;

•                  regulatory matters governing the Company’s products, its direct selling program, or the direct selling market in which it operates;

•                  legal challenges to the Company’s direct selling program;

•                  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with its third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela, Ukraine, Russia and Belarus;

•                  uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•                  the Company’s dependence on increased penetration of existing markets;

•                  the Company’s reliance on its information technology infrastructure;

•                  the sufficiency of trademarks and other intellectual property rights;

•                  changes in tax laws, treaties or regulations, or their interpretation;

•                  taxation relating to its Distributors;

•                  product liability claims;

•                  share price volatility related to, among other things, speculative trading.

All forward-looking statements speak only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Contact:

Stephen M. Bunker

Chief Financial Officer

Nature’s Sunshine Products, Inc.

Lehi, Utah 84043

Tel: (801) 341-7303

Zhou Biao

Secretary of the Board

Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Tel: 0086 2123138051